UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices, including Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Completion of Public Offering of Convertible Senior Notes

On August 18, 2017, Redwood Trust, Inc. (the “Company”) completed its registered underwritten public offering of $225.0 million aggregate principal amount of the Company’s 4.75% Convertible Senior Notes due 2023 (the “Notes”) pursuant to an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”) and Wells Fargo Securities, LLC (“Wells Fargo”), as representatives of the several underwriters named therein (the “Offering”).

The Underwriters (as defined below) have the option to purchase within 30 days of August 14, 2017 up to an additional $33.75 million aggregate principal amount of Notes from the Company, solely to cover over-allotments.

The Notes (and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable upon conversion of the Notes) have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-211267) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Act dated August 14, 2017 (the “Prospectus Supplement”) to the prospectus contained in the Registration Statement dated May 10, 2016.

The resulting aggregate net proceeds to the Company from the Offering were approximately $218.3 million (and, if the Underwriters’ over-allotment option is exercised in full, would be approximately $251.1 million), after deducting underwriting discounts and estimated expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include the repayment of debt, including a portion of the $250 million outstanding aggregate principal amount of the Company’s 4.625% convertible senior notes due 2018 repurchased in the open market or in privately negotiated transactions or repaid at maturity on April 15, 2018. The Company may also use a portion of the net proceeds from this Offering to fund its business and investment activity, which may include funding purchases of residential mortgage loans and acquiring mortgage-backed securities for the Company’s investment portfolio, as well as for other general corporate purposes. Pending such uses, the Company may use a portion of the net proceeds from this Offering to temporarily reduce borrowings under its short-term residential loan warehouse facilities and its short-term real estate securities repurchase facilities. The Company may subsequently re-borrow amounts under its short-term residential loan warehouse facilities and its short-term real estate securities repurchase facilities to fund its business and investment activity, as described above.

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture dated as of March 6, 2013 (the “Base Indenture”) between the Company and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture dated as of August 18, 2017, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 4.75% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2018. The Notes are the general unsecured obligations of the Company and rank equal in right of payment with the other existing and future senior unsecured indebtedness of the Company and senior in right of payment to any indebtedness that is contractually subordinated to the Notes. The Notes, however, are effectively subordinated in right of payment to the existing and future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of the Company’s subsidiaries’ creditors, including trade creditors.

The Notes will mature on August 15, 2023 (the “Maturity Date”), unless earlier redeemed or repurchased by the Company or converted. Holders may convert any of their Notes into shares of the Company’s Common Stock, at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day prior to the Maturity Date, unless the Notes have been previously repurchased or redeemed by the Company.

The initial conversion rate of the Notes is 53.8394 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $18.57 per share. The initial conversion price represents a premium of approximately 12.5% over the closing price of the Company’s Common Stock on August 14, 2017. The conversion rate is subject to adjustment in certain circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving the Company, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company will not be permitted to redeem the Notes at its option prior to maturity, except to the extent, and only to the extent, necessary to preserve its status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. If the Company determines that redeeming the Notes is necessary to preserve its status as a REIT, then it may redeem all or part of the Notes at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The Company may at any time and from time to time repurchase Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

On August 14, 2017, the Company entered into the Underwriting Agreement with J.P. Morgan and Wells Fargo, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, $225.0 million aggregate principal amount of the Company’s 4.75% Convertible Senior Notes due 2023. The

Company also granted the Underwriters a 30-day option to purchase up to an additional $33.75 million aggregate principal amount of the Notes solely to cover over-allotments. Pursuant to the terms of the Underwriting Agreement, the parties have agreed to indemnify each other against certain liabilities, including liabilities under the Act.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

Pursuant to the terms of the Underwriting Agreement, all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 75 days after August 14, 2017 without first obtaining the written consent of J.P. Morgan and Wells Fargo on behalf of the Underwriters, subject to certain exceptions as described in the Prospectus Supplement.

Attached as Exhibit 5.1 to this Current Report is a copy of the opinion of Latham & Watkins LLP relating to the validity of the Notes sold in the Offering. Attached as Exhibit 5.2 to this Current Report is a copy of the opinion of Venable LLP regarding certain Maryland law issues, including the validity of the shares of Common Stock issuable upon conversion of the Notes.

Item	9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Redwood Trust, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, dated August 14, 2017.

4.1	Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A, filed March 6, 2013).

4.2	Second Supplemental Indenture, dated August 18, 2017, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (including the form of 4.75% Convertible Senior Note due 2023).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2017	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement by and among Redwood Trust, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, dated August 14, 2017.

4.1	Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A, filed March 6, 2013).

4.2	Second Supplemental Indenture, dated August 18, 2017, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (including the form of 4.75% Convertible Senior Note due 2023).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).